Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-206855) on Form S-3 and (No. 333-207212) on Form S-8 of La Jolla Pharmaceutical Company of our report dated February 25, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on
Form 10-K of La Jolla Pharmaceutical Company for the year ended December 31, 2015.

/s/ SQUAR MILNER LLP
(formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)

San Diego California
February 25, 2016